Exhibit 3.51

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FOZ MAN MUSIC LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE EIGHTH DAY OF APRIL, A.D. 1998, AT 12 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-NINTH DAY OF AUGUST, A.D. 2002, AT 4 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

[SEAL]
/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

2881716 8100H		AUTHENTICATION: 2876776

040036313		DATE: 01-16-04

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 04/08/1998
981135023 – 2881716

CERTIFICATE OF FORMATION

OF

FOZ MAN MUSIC LLC

1.                                       The name of the limited liability company is Foz Man Music LLC

2.                                       The address of its registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent.  The name of its registered agent at such address is National Registered Agents, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Foz Man Music LLC this 7th day of April, 1998.

/s/ Marie N. White
Marie N. White
Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 08/29/2002
020547390 – 2881716

CERTIFICATE OF AMENDMENT

OF

FOZ MAN MUSIC LLC

1.                                       The name of the limited liability company is Foz Man Music LLC.

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows:

The authorization of the present registered agent of the limited liability company, National Registered Agents, Inc., be and the same is hereby withdrawn and the registered office of the limited liability company in the State of Delaware is changed from c/o National Registered Agents, Inc. at 9 East Loockerman Street, Dover, Delaware 19901 to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and The Corporation Trust Company shall be and is hereby constituted and appointed the registered agent of this limited liability company at the address of its registered office.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Foz Man Music LLC this 23rd day of August, 2002.

FOZ MAN MUSIC LLC

By:	/s/ Janice Cannon
Name: Janice Cannon
Title: Assistant Secretary